UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2020

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor, Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-788-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	HLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On June 23, 2020, Houlihan Lokey, Inc. (the “Company”) entered into an equity purchase agreement with MVP Capital, LLC, an independent advisory firm that provides a range of advisory services to clients in the telecom, internet infrastructure, and broadcast sectors (“MVP Capital”), and the members thereof (the “Sellers”), pursuant to which the Company agreed to purchase all of the issued and outstanding membership interests of MVP Capital from the Sellers for (i) cash, (ii) an aggregate of 192,247 shares of the Company’s Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), that are fully vested (the “Vested Class B Common Stock”), (iii) an aggregate of 104,862 shares of Class B Common Stock (the “Restricted Class B Common Stock”) that are subject to certain repurchase rights in favor of the Company, and (iv) promissory notes of which up to approximately $1.8 million is convertible into shares of Class B Common Stock (“Convertible Notes”). The closing of the MVP Capital acquisition (the “Closing”) is subject to regulatory approval and other customary closing conditions. In three equal installments, the holders of the Convertible Notes will have the right to convert the original face value of the Convertible Notes for (i) cash and (ii) shares of Class B Common Stock with an aggregate dollar value referred to above based upon the trailing 10-day average closing price of the Company’s publicly-traded Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), immediately prior to conversion.

Based upon the achievement of certain post-closing revenue performance measures over three measurement periods following the Closing, the Company has agreed (i) to pay additional cash consideration and (ii) to issue additional fully-vested shares of Class B Common Stock with a maximum aggregate value of up to approximately $10.3 million (the “Earn-Out Shares”), in each case, to be calculated using the trailing 10-day average closing price for the Class A Common Stock immediately prior to such issuance.

The issuances of shares of Class B Common Stock and Convertible Notes to the Sellers in connection with the acquisition of MVP Capital will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act, as transactions not involving a public offering. The Company will enter into a registration rights agreement with the Sellers, pursuant to which the Company has agreed to use commercially reasonable efforts to register for resale under the Securities Act the Class A Common Stock into which the Vested Class B Common Stock and Earn-Out Shares are convertible.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2020	Houlihan Lokey, Inc.

	By:	/s/ J. Lindsey Alley
	Name:	J. Lindsey Alley
	Position:	Chief Financial Officer